Exhibit 99.5

LETTER TO CLIENTS

Offer by

SSF HOLDINGS, INC.,

a direct wholly owned subsidiary of

The J. M. Smucker Company

to Exchange Each Outstanding Share of Class A Common Stock of

HOSTESS BRANDS, INC.

for

$30.00 in cash and 0.03002 common shares of The J. M. Smucker Company

(upon the terms and subject to the conditions described in the prospectus/offer to exchange and the letter of transmittal)

THE OFFER AND THE WITHDRAWAL RIGHTS WILL EXPIRE AT ONE MINUTE AFTER 11:59 P.M., EASTERN TIME, AT THE END OF NOVEMBER 6, 2023, UNLESS EXTENDED OR TERMINATED. SHARES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE OFFER.

October 10, 2023

To Our Clients:

Enclosed for your consideration are a prospectus/offer to exchange and related letter of transmittal in connection with the offer by SSF Holdings, Inc. (the “Offeror”), a Delaware corporation and a direct wholly owned subsidiary of The J. M. Smucker Company, an Ohio corporation (“Smucker”), to exchange for each outstanding share of Class A common stock of Hostess Brands, Inc., a Delaware corporation (“Hostess Brands”), par value $0.0001 per share (the “Hostess Brands common stock”), $30.00 in cash and 0.03002 common shares of Smucker, no par value per share (the “Smucker common shares”), together with cash in lieu of any fractional Smucker common shares, in each case without interest and less any applicable withholding taxes (such offer, on the terms and subject to the conditions and procedures described in the prospectus/offer to exchange and the letter of transmittal, together with any amendments or supplements thereto, the “Offer”).

With respect to shares of Hostess Brands common stock, we (or our nominees) are the holder of record of such shares of Hostess Brands common stock held by us for your account. A tender of such shares of Hostess Brands common stock can be made only by us as the holder of record and pursuant to your instructions. With respect to such shares of Hostess Brands common stock, the enclosed letter of transmittal is furnished to you for your information only and cannot be used by you to tender shares of Hostess Brands common stock held by us for your account. Accordingly, we request instructions as to whether you wish us to tender pursuant to the Offer any or all of such shares of Hostess Brands common stock held by us for your account.

We urge you to read the enclosed prospectus/offer to exchange and the related letter of transmittal regarding the Offer carefully before instructing us to tender your shares of Hostess Brands common stock.

If you wish to have us tender any or all of your shares of Hostess Brands common stock held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth on the back page of this letter. You should also complete, sign and return an IRS Form W-9 or an appropriate IRS Form W-8, as applicable, to us. An envelope to return your instructions to us is enclosed. If you authorize tender of your shares of Hostess Brands common stock, all such shares of Hostess Brands common stock owned by you will be tendered unless otherwise specified in your instructions. YOUR INSTRUCTIONS AND THE IRS FORM W-9 OR IRS FORM W-8, AS APPLICABLE, SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

Instructions with Respect to the Offer to Exchange

The undersigned acknowledge(s) receipt of your letter and the enclosed prospectus/offer to exchange and the related letter of transmittal in connection with the offer by SSF Holdings, Inc. (the “Offeror”), a Delaware corporation and a direct wholly owned subsidiary of The J. M. Smucker Company, an Ohio corporation (“Smucker”), for each outstanding share of Class A common stock of Hostess Brands, Inc., a Delaware corporation (“Hostess Brands”), par value $0.0001 per share (the “Hostess Brands common stock”), $30.00 in cash and 0.03002 common shares Smucker, no par value per share (the “Smucker common shares”), together with cash in lieu of any fractional Smucker common shares, in each case without interest and less any applicable withholding taxes (such offer, on the terms and subject to the conditions and procedures described in the prospectus/offer to exchange and the letter of transmittal, together with any amendments or supplements thereto, the “Offer”).

Check the box if the undersigned wishes to tender ALL of the undersigned’s shares of Hostess Brands common stock:

☐	CHECK HERE TO TENDER ALL SHARES OF HOSTESS BRANDS COMMON STOCK

Check the box if the undersigned wishes to tender SOME of the undersigned’s shares of Hostess Brands common stock:

☐	CHECK HERE TO TENDER THE FOLLOWING NUMBER OF SHARES:

    SHARES OF HOSTESS BRANDS COMMON STOCK*

* If left blank, or if the undersigned checked the box to tender all of the undersigned’s shares of Hostess Brands common stock above, it will be assumed that all shares of Hostess Brands common stock held by us for the undersigned’s account are to be tendered. If the undersigned checked the box to tender all of the undersigned’s shares of Hostess Brands common stock above, any number entered in this section will be disregarded.

The method of delivery of this document is at the risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

ACCOUNT NUMBER:

Dated: , 2023

(Signature(s))

(Please Print Name(s))

Address(es):

Area code and telephone number(s):
Taxpayer Identification or Social Security No.(s)

PLEASE RETURN THIS FORM TO THE BROKERAGE FIRM MAINTAINING THE UNDERSIGNED’S ACCOUNT, NOT TO THE EXCHANGE AGENT, INFORMATION AGENT, SMUCKER, THE OFFEROR OR HOSTESS BRANDS.